Exhibit 10.12

FIRST AMENDMENT TO

THE AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STRATCAP WIRELESS DATACOM VENTURES, LLC

This First Amendment to the Amended and Restated Limited Liability Company Agreement of StratCap Wireless Datacom Ventures, LLC (the “Company”), effective as of December 8, 2022 (the “Agreement”), is entered by and between SWIF II Ventures I, LLC, a Delaware limited liability company, DataCom, LP, a Cayman Islands exempted limited partnership, and StratCap Digital Infrastructure Advisors II, LLC, and shall be effective as of January 9, 2023 (this “First Amendment”). All capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, pursuant to the direction and authorization provided in Section 12.11 of the Agreement, the parties hereby amend the Agreement as follows:

1.      Amendment to Section 1.01. The definition for “DC REIT” is hereby amended and restated in its entirety as follows:

“DC REIT” means StratCap Wireless Datacom REIT, LLC, a direct Subsidiary of the Company that is a disregarded entity for U.S. federal income tax purposes, and which shall elect to be (a) treated as an association taxable as a corporation for U.S. federal income tax purposes effective on or before the date that Investor Member makes a Capital Contribution, and (b) taxed as a REIT for U.S. federal income tax purposes commencing with such corporation’s initial taxable year. For all purposes of this Agreement, any provision that refers to the REIT status of DC REIT shall mean the REIT status of the DC REIT after such time as DC REIT’s REIT election is effective.

2.      Miscellaneous. The Agreement, as amended by this First Amendment, shall remain in full force and effect, and this First Amendment shall be deemed to be incorporated into the Agreement and made a part thereof. The validity, construction and interpretation of this First Amendment will be governed by the laws of the State of Delaware, without regard to the choice or conflicts of laws principles of any jurisdiction. This First Amendment may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and may be executed by means of signatures transmitted by facsimile or electronic mail (via .pdf file or otherwise).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

SWIF II VENTURES I, LLC, a Delaware limited liability company

By: SWIF II Operating Partnership, LP, a Delaware limited partnership, its sole member

By: Strategic Wireless Infrastructure Fund II, Inc., its general partner

By:	/s/ James Condon
	Name:	James Condon
	Title:	President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC, a Delaware limited liability company

By:	/s/ James Condon
	Name:	James Condon
	Title:	President

DATACOM, LP
By: I.B.I. Financial Infrastructure Ltd, its general partner

By:	/s/ Ziv Sapir
	Name:	Ziv Sapir
	Title:	Chief Executive Officer

[Signature page to First Amendment to the A&R LLC Agreement of StratCap Wireless Datacom Ventures, LLC]